Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” and to the use of our report dated March 30, 2022 relating to the consolidated financial statements of Bunker Hill Mining Corp. in the pre-effective amendment to the Registration Statement (Form S-1) and the related Prospectus of Bunker Hill Mining Corp. dated May 23, 2022

May 23, 2022	/s/ MNP LLP
Chartered Professional Accountants
Mississauga, Canada	Licensed Public Accountants